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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2003

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

CIBER, Inc.
Information to be included in the Report

Item 9. Regulation FD Disclosure.

        On November 24, 2003, CIBER, Inc. issued a press release announcing that it intends to offer $100 million (plus an option to purchase an additional $25 million) of Convertible Senior Subordinated Debentures due 2023, through a Rule 144A offering to qualified institutional buyers. A copy of this press release is attached hereto as Exhibit 99.1.

Item 7(c). Exhibits.

99.1
Press Release dated November 24, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.
Date: November 25, 2003	By:	/s/ DAVID G. DURHAM David G. Durham Chief Financial Officer, Senior Vice President and Treasurer

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  Item 9. Regulation FD Disclosure.
  Item 7(c). Exhibits.
SIGNATURE